                                  EXHIBIT 10.2

    LEASE AGREEMENT AS OF AUGUST 21, 2000 BETWEEN ORION PROPERTIES LTD.,
   AND ORLANDO CORPORATION AND HMV CANADA INC. TOGETHER WITH, CONSENT TO ASSIGNMENT AS OF APRIL 5, 2002 BETWEEN THE COMPANY AND ORION PROPERTIES LTD.,
  AND ORLANDO CORPORATION AND HMV CANADA, INC.  TOGETHER WITH, ASSIGNMENT OF
     LEASE AS OF APRIL 10, 2002 BETWEEN THE COMPANY AND HMV CANADA, INC.

DATED:           AUGUST 21, 2000

===============================================================================

                                    BETWEEN:




ORION PROPERTIES LTD., AND
ORLANDO CORPORATION



                                     - AND -



HMV CANADA INC.





===============================================================================


                                      LEASE

                           REGARDING 6291 ORDAN DRIVE
                              MISSISSAUGA, ONTARIO


===============================================================================

                                INDUSTRIAL LEASE

                                TABLE OF CONTENTS


                                                                                              SECTION

                                          ARTICLE I - DEMISE & TERM
Premises...............................................................................          1.01
Use of Common Areas....................................................................          1.02
Term...................................................................................          1.03
Early Access...........................................................................          1.05
Option to Extend.......................................................................          1.06
Acceptance of Premises.................................................................          1.07
Quiet Enjoyment........................................................................          1.08

                                              ARTICLE II - RENT

Intent of Lease........................................................................          2.01
Basic Rent.............................................................................          2.02
Calculation of Basic Rent..............................................................          2.03
Additional Rent........................................................................          2.04
Deposit................................................................................          2.05
Payments to Landlord...................................................................          2.06
Overdue Rent...........................................................................          2.07
Set-Off................................................................................          2.08
Review of Tenant's Financial Statements................................................          2.09
Pre-Authorized Bank Debit..............................................................          2.10

                                             ARTICLE III - TAXES

Taxes Payable by Landlord..............................................................          3.01
Taxes Payable by Tenant................................................................          3.02
Tenant's Business and Other Taxes......................................................          3.03
Payment of Taxes.......................................................................          3.04

                                        ARTICLE IV - OPERATING COSTS

Tenant's Covenant to Pay Operating Costs...............................................          4.01
Payment of Operating Costs.............................................................          4.02

                                            ARTICLE V - UTILITIES

Utility Charges........................................................................          5.01
Water Heaters..........................................................................          5.02
Heating................................................................................          5.03
Service Contracts......................................................................          5.04

                               ARTICLE VI - MAINTENANCE, REPAIR & ALTERATIONS

Tenant to Maintain and Repair..........................................................          6.01
Repair Where Tenant at Fault...........................................................          6.02
Alterations............................................................................          6.03
Landlord to Maintain and Repair........................................................          6.04
Construction Liens.....................................................................          6.05
Removal of Fixtures and Improvements...................................................          6.06
Repair on Termination..................................................................          6.07




                                                                                                 SECTION

                                   ARTICLE VII - ASSIGNING AND SUBLETTING
                                                                                                    7.01
Assigning or Subletting...................................................................          7.02
Change of Control.........................................................................          7.03
Sublet of Part of Premises................................................................          7.04
Excess Rent...............................................................................          7.05
Mortgage of Leasehold.....................................................................          7.05
Advertising Premises......................................................................          7.06
Disposition by Landlord...................................................................          7.07

                                             ARTICLE VIII - USE

Use of Leased Premises....................................................................          8.01
Rules and Regulations.....................................................................          8.02
Observance of Law.........................................................................          8.03
Waste and Nuisance........................................................................          8.04
Signs.....................................................................................          8.05
Parking...................................................................................          8.06
Refuse and Garbage........................................................................          8.07
Overloading Floors........................................................................          8.08
Outside Storage...........................................................................          8.09

                                    ARTICLE IX - INSURANCE AND INDEMNITY

Tenant's Insurance........................................................................          9.01
Landlord's Insurance......................................................................          9.02
Not to Affect Landlord's Insurance........................................................          9.03
Limit of Landlord's Liability.............................................................          9.04
Limit of Tenant's Liability...............................................................          9.05
Indemnity.................................................................................          9.06

                                       ARTICLE X - CONTROL OF COMPLEX

Control of Complex........................................................................         10.01

                                     ARTICLE XI- DAMAGE AND DESTRUCTION

Abatement of Rent.........................................................................         11.01
Termination...............................................................................         11.02

                                            ARTICLE XII - DEFAULT

Events of Default.........................................................................         12.01
Right of Re-entry.........................................................................         12.02
Reletting.................................................................................         12.03
Distress..................................................................................         12.04
Right of Landlord to Cure Defaults........................................................         12.05
Remedies Not Exclusive....................................................................         12.06
Non-Waiver................................................................................         12.07
Recovery of Adjustments...................................................................         12.08

             THIS INDENTURE made as of the 21st day of August, 2000,

BETWEEN:

                    ORION PROPERTIES LTD., AND
                    ORLANDO CORPORATION,

                    (Hereinafter collectively called the "LANDLORD")

                                                               OF THE FIRST PART


                    -- and --

                    HMV CANADA INC.

                    (Hereinafter called the "TENANT")

                                                              OF THE SECOND PART



                            ARTICLE I - DEMISE & TERM

PREMISES
  1.01 WITNESSETH that in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord does demise and lease unto the Tenant and the Tenant leases from the Landlord, the Leased Premises.


USE OF COMMON AREAS
  1.02 The use and occupation by the Tenant of the Leased Premises includes the non-exclusive right of the Tenant, its employees, agents and invitees and persons having business with the Tenant, in common with the Landlord and all others entitled thereto, to use the common areas on the Lands including the driveways, sidewalks and entrances.


TERM
  1.03 To have and to hold the Leased Premises for and during the term of five
(5) years commencing on the 1st day of October, 2000 (the "Commencement Date") and ending on the 30th day of September, 2005.

If the Leased Premises are not ready for occupation by the Tenant on the Commencement Date by reason of a delay or delays not caused or contributed to by the Tenant or anyone acting for or on behalf of the Tenant, then Rent shall abate and shall not accrue or be payable until the Leased Premises are ready for occupation by the Tenant provided that the expiry of the Term shall be adjusted in order to provide for a period of five (5) years from the date the Leased Premises are ready for occupation by the Tenant. Any such abatement of Rent shall be accepted by the Tenant as full and final settlement of any and all claims which the Tenant may have by reason of the Leased Premises not being ready for occupancy on the Commencement Date. A certificate by the Landlord's Architect certifying that the Leased Premises are ready for occupation shall be conclusive and binding upon the Tenant.


EARLY ACCESS
  1.04 Subject to the execution and delivery by the Tenant to the Landlord of this Lease in form acceptable to the Landlord, the Tenant shall be entitled to have early access ("Early Access") to the Leased Premises for the period from and including the lst day of September, 2000 to and including the 30th day of September, 2000 for the purpose of installing telephones and complete wiring and racking provided that such Early Access shall not interfere with or delay the Landlord in the performance of the Landlord's Work failing which such Early Access shall be denied. Upon taking such early access of all or any part of the Leased Premises, the Tenant shall observe and perform all of the Tenant's covenants and obligations set out in this Lease except that Basic Rent and Taxes shall not be payable by the Tenant for the Early Access period prior to the Commencement Date, provided that Additional Rent and Utilities shall be payable by the Tenant during the Early Access period.


OPTION TO EXTEND
  1.05 Provided the Lease is then in good standing and there has not been an Event of Default at any time during the Term, the Tenant or its permitted assignee shall have the option to extend this Lease for a further term of five
(5) years upon the same terms and conditions contained in this Lease except:

         (a)      There shall be no Landlord's Work or Early Access;

         (b)      There shall be no further option to extend the Lease; and

         (c) The Basic Rent payable by the Tenant during such extended term shall be fair market rent as of the date of commencement of the extended term based on similar term, premises and location as for the Leased Premises, provided in no event shall the Basic Rent for the extended term be less than as provided for in the immediately preceding period. If the Landlord and the Tenant cannot agree on the Basic Rent for the extended term at least ninety (90) days prior to the commencement of the extended term, the Basic Rent for such extended term shall be determined by arbitration as hereinafter set out.

                  In the case of any dispute between the Landlord and the Tenant with respect to the Basic Rent payable in any extended term, each of the Landlord and the Tenant shall at once agree upon the appointment of an arbitrator and shall submit the dispute to the arbitrator for determination in accordance with the provisions of the Arbitration Act, 1991 of Ontario. The decision of the arbitrator so appointed shall be final and binding upon the Landlord and the Tenant who covenant one with the other that such dispute shall be decided by arbitration alone and not by recourse to any court by action at law. If within a reasonable time the Landlord and the Tenant do not agree upon a arbitrator, the arbitrator may upon petition of either the Landlord or the Tenant be appointed by a justice of the Superior Court of Justice. The cost of arbitration shall be apportioned between the Landlord and the Tenant as the arbitrator may decide.

In order to exercise the extension option, the Tenant shall be required to give written notice of such exercise to the Landlord not less than six (6) months before the expiry of the initial Term of the Lease, failing which, this option to extend will become null and void.


ACCEPTANCE OF PREMISES
  1.06 The Tenant shall examine the Leased Premises before taking possession thereof and such taking of possession shall be conclusive evidence as against the Tenant that at the time thereof the Leased Premises were in good order and satisfactory condition and that all promises, representations and undertakings by or binding upon the Landlord with respect to any alteration, remodeling or decorating of or installation of fixtures in the Leased Premises, have been fully satisfied and performed by the Landlord. The Tenant acknowledges that the existing leasehold improvements, if any, are acceptable and that the Tenant is taking possession of the Leased Premises as is, subject to the Landlord's Work as set out in Schedule "D" attached hereto.


QUIET ENJOYMENT
  1.05 If the Tenant pays the Rent hereby reserved and observes and performs the covenants on its part contained in this Lease, then the Tenant may peaceably possess and enjoy the Leased Premises for the Term hereby granted without disturbance from the Landlord or any other party lawfully claiming by, from or under the Landlord.


                                ARTICLE II - RENT

INTENT OF LEASE
  2.01 The Tenant acknowledges that it is intended and agreed that this is a completely carefree net lease for the Landlord except as expressly hereinafter set out and it is the mutual intention of the parties hereto that the Basic Rent herein provided to be paid shall be net to the Landlord clear of all taxes, costs, charges, expenses and outlays arising from or relating to the Complex and that the Tenant shall bear its Proportionate Share of all costs relating to the operation, maintenance and repair of the Complex (save only as otherwise specifically set out in this Lease) including, and without limiting the generality of the foregoing, the Tenant's Proportionate Share of Taxes and Operating Costs and all taxes, costs, charges, expenses and outlays of any nature or kind whatsoever relating to the Leased Premises, the use and occupancy thereof, the contents thereof and the business carried on therein. Any amount and any obligation which is not expressly declared herein to be that of the Landlord pertaining to the Complex or the Leased Premises shall be deemed to be the obligation of the Tenant to be performed by or at the Tenant's expense. Charges of a kind personal to the Landlord such as taxes assessed upon the income of the Landlord and principal and interest payments to be made by the Landlord in satisfaction of mortgages now or hereafter registered against the Complex, shall not be the responsibility or obligation of the Tenant.


BASIC RENT
  2.02 Yielding and paying therefor yearly and every year during the Term unto the Landlord as Basic Rent for the Leased Premises in lawful money of Canada:

         (a) from and including the Commencement Date to and including the 30th day of September, 2002 (the "First Rental Period") the sum of $157,500.00 per annum to be paid in advance, in equal consecutive monthly installments of $13,125.00 on the first day of each and every month during the First Rental Period to the Landlord, the first of such payments to be made on the Commencement Date; and

         (b) from and including the 1st day of October, 2002 to and including the 30th day of September, 2005 (the "Second Rental Period") the sum of $165,375.00 per annum to be paid in advance, in equal consecutive monthly installments of $13,781.25 on the first day of each and every month of the Second Rental Period to the Landlord, the first of such payments to be made on the lst day of October, 2002.

If the Term commences on any day other than the first or ends on any day other than the last day of a month, then Basic Rent for the fractions of a month at the commencement and at the end of the Term shall be adjusted pro rata on a per diem basis.


CALCULATION OF BASIC RENT
  2.03 The Basic Rent is calculated on the basis of the Rentable Area of the Leased Premises being 31,500 square feet multiplied by: (a) $5.00 per square foot per annum during the First Rental Period; and (b) by $5.25 per square foot per annum during the Second Rental Period. The certificate of the Landlord's Architect regarding the measurement of the Rentable Area of the Leased Premises shall be conclusive and binding upon the Tenant. For purposes of calculating Rent, the actual Rentable Area of the Leased Premises shall not exceed 32,000 square feet.


ADDITIONAL RENT
  2.04 The Tenant shall pay Additional Rent due and owing to the Landlord within ten (10) days' of written demand therefor or as otherwise hereinafter expressly set out and all other Additional Rent on the due date thereof.


DEPOSIT
  2.05   The Landlord acknowledges receipt of:

         (a) $11,360.00 (exclusive of GST) to be held by the Landlord and applied without interest on account of part of the Basic Rent for the first month of the Term; and

         (b) $13,781.25 to be held by the Landlord as security for the full and faithful performance by the Tenant of all the agreements, terms, covenants and conditions herein set forth and applied against expenses or other costs or damages incurred by the Landlord and to be payable as liquidated damages and not as penalty, upon forfeiture, default or early termination, without prejudice to any further claims by the Landlord for damages and/or any remedy for recovery thereof. In the event the Tenant observes and performs the terms and conditions on its part under this Lease, such monies shall be applied without interest on account of the Basic Rent for the last month of the Term.


PAYMENTS TO LANDLORD
  2.06 All payments to be made by the Tenant to the Landlord under this Lease shall be made at the address hereinafter designated or, at such other place or places as the Landlord may designate in writing, or to such agent of the Landlord as the Landlord may from time to time direct.


OVERDUE RENT
  2.07 The Tenant covenants to pay the Basic Rent and all other charges provided for in this Lease on their respective due dates in full. The Tenant shall pay the Landlord interest on all overdue Rent, all such interest to be calculated from the date upon which the amount is first due hereunder until actual payment thereof and at a rate being the lesser of (i) three percent (3%) per annum in excess of the minimum lending rate charged to prime commercial borrowers by the Landlord's bank from time to time; and (ii) the maximum rate permitted by law.


SET-OFF
  2.08 All Rent payable by the Tenant to the Landlord shall be paid without any deduction, set-off or abatement whatsoever except as hereinafter expressly provided.


REVIEW OF TENANT'S FINANCIAL STATEMENTS
  2.09 If the Tenant is late in the payment of any Rent (or any part thereof) in any two (2) consecutive months or more than twice in any twelve (12) month period, then the Tenant shall, at its own cost and expense, forthwith provide the Landlord upon demand with current audited financial statements (provided however that in the case of the Tenant in use and occupation of the Leased Premises being HMV Canada Inc. such statements need only be certified by the chief financial officer of HMV Canada Inc. as being correct and accurate) and such other financial records and books of account of the Tenant as may be required by the Landlord so as to adequately enable it to determine to its satisfaction the financial status of the Tenant.

PRE-AUTHORIZED BANK DEBIT
  2.10 If the Tenant is late in the payment of any Rent (or any part thereof) in any two (2) consecutive months' or more than twice in any twelve (12) month period, then the Tenant shall forthwith provide the Landlord upon demand with such written authorizations as may be required from time to time to debit the Tenant's bank account in favour of the Landlord for outstanding amounts owing by the Tenant to the Landlord under the Lease.


                               ARTICLE III - TAXES

TAXES PAYABLE BY LANDLORD
  3.01 The Landlord shall pay the Taxes charged on the Complex to the applicable taxing authority, subject to reimbursement by the Tenant as hereinafter set out. The Landlord shall have no obligation to contest or litigate the imposition of any Taxes. The Landlord may defer payment of Taxes to the extent permitted by law if it diligently pursues or causes to be pursued the contest or appeal of the Taxes.


TAXES PAYABLE BY TENANT
  3.02   (a)      If there is no separate assessment for Taxes with respect to the Leased Premises, or if there is a separate assessment, but such separate assessment, together with all other separate assessments relating to the Complex, do not aggregate the total assessment for the Taxes for the Complex, then until such time as there is a separate assessment for Taxes with respect to the Leased Premises which, together with all other such separate assessments, aggregate the total assessment for Taxes for the Complex, and the Landlord so directs as set out in paragraph (b) of this Section 3.02, the Tenant shall pay as Additional Rent its Proportionate Share of the Taxes for the Complex, adjusting the occupied tax rate for the Tenant's specific use of the Leased Premises, provided that the Landlord, at its option, may apportion the total assessment for Taxes for the Complex amongst the leaseable premises of the Complex, including the Leased Premises, based on generally accepted real estate appraisal practices. If there is no separate assessment for Taxes as herein provided and the Complex is not fully assessed as a commercial or industrial property for determination of Taxes in any Year, then the Landlord shall adjust the Taxes to an amount that would have been determined if the Complex were fully assessed as an occupied commercial or industrial property. If the Leased
                  Premises are at any time during the Term assessed for the support of Separate Schools or if the Taxes are increased by reason of any installations made in or upon or any alterations made in or to the Leased Premises by the Tenant or by the Landlord on behalf of the Tenant, the Tenant shall pay the amount of such increase forthwith to the Landlord upon receipt of notice thereof.

         (b) If there is a separate assessment for Taxes with respect to the Leased Premises, (which separate assessment shall be deemed to include the valuation of the Leased Premises as determined, from time to time, by the assessor for realty taxation purposes of the Complex, as evidenced by such documentation (including, without limitation, the assessor's valuation and/or working papers) that may be made available to the Landlord, from time to time) and if such separate assessment together with all other separate assessments for the Complex aggregate the total assessment for Taxes for the Complex, and if the Landlord so directs, the Tenant shall pay as Additional Rent the amount calculated by multiplying the assessment for the Leased Premises by the applicable tax rate pertaining to the Tenant's use of the Leased Premises on an occupied basis, which amount shall, for the purposes of this paragraph only and notwithstanding anything else herein contained, be the Tenant's "Proportionate Share" of Taxes for the Complex.

         (c) The Landlord estimates that the Taxes for the fiscal year 2000 will be approximately $1.85 per Rentable square foot.

TENANT'S BUSINESS AND OTHER TAXES
  3.03 In addition to the Taxes payable by the Tenant pursuant to Section 3.02, the Tenant shall pay to the lawful taxing authorities or to the Landlord if the Landlord so directs:

         (a) all taxes, rates, duties, assessments and other charges that are levied, rated, charged or assessed against or in respect of all improvements, equipment and facilities of the Tenant on or in the Leased Premises or the Complex or any part thereof;

         (b) every tax and license fee which is levied, rated, charged or assessed against or in respect of and every business carried on in the Leased Premises or in respect of the use or occupancy thereof or any part of the Lands by the Tenant and every subtenant or licensee of the Tenant or against the Landlord on account of its interest in the Complex, and whether in any case, any such taxes, rates, duties, assessments or license fees are rated, charged or assessed by any federal, provincial, municipal, school or other body during the Term;

         (c) the full amount of any taxes in the nature of a business transfer tax, value added tax, sales tax or any other tax levied, rated, charged or assessed in respect of the Rent payable by the Tenant under this Lease or in respect of the rental of space under this Lease, whether characterized as a goods and services tax, sales tax, value added tax, business transfer tax or otherwise; and

         (d)      Capital Tax in respect of the Leased Premises.


PAYMENT OF TAXES;
  3.04   (a)      The Landlord shall be entitled at any time or times in any
                  Year, upon at least fifteen (15) days' notice to the Tenant to require the Tenant to pay to the Landlord the Tenant's
                  Proportionate Share of the Taxes for such Year in equal monthly installments. Such monthly amount shall be determined by dividing the Tenant's Proportionate Share of Taxes by the number of months for the period from January lst in each Year of the Term until the due date of the final installment of Taxes as established by the applicable taxing authority from time to time in each Year ("Installment Period") and shall be paid by the Tenant to the Landlord, monthly as Additional
                  Rent, on the date for payment of monthly rental payments during the Installment Period. The Landlord shall be entitled subsequently during such Year, upon at least fifteen (15) days' notice to the Tenant, to revise its estimate of the amount of increase in such Taxes and the said monthly installment shall be revised accordingly. All amounts received under this provision in any Year on account of the estimated amount of such Taxes shall be applied in reduction of the actual amount of such Taxes for such Year. If the amount received is less than the Tenant's Proportionate Share of the actual Taxes, the Tenant shall pay any deficiency to the Landlord as Additional Rent within fifteen (15) days' following receipt by the Tenant of notice of the amount of such deficiency. If the amount received is greater than the Tenant's Proportionate Share of the actual Taxes, the Landlord shall either refund the excess to the Tenant as soon as possible after the end of the Year in respect of which such payments were made or, at the Landlord's option, shall apply such excess against any amounts owing or becoming due to the Landlord by the Tenant.

         (b)      Taxes payable pursuant to paragraphs (a) and (b) of Section
                  3.03 shall be paid by the Tenant when due if separate tax bills are issued and otherwise shall be paid to the Landlord within ten (10) days' written demand therefor.

         (c)      Taxes payable pursuant to paragraphs (c) and (d) of Section
                  3.03 shall be paid to the Landlord within ten (10) days' written demand therefor or at such time or times as the Landlord from time to time determines by notice in writing to the Tenant.

         (d) If the Term of this Lease commences or ends on any day other than the first or last day, respectively, of a Year, the Tenant shall be liable only for the portion of the Taxes for such Year as falls within the Term, determined on a per diem basis.


                          ARTICLE IV - OPERATING COSTS

TENANT'S COVENANT TO PAY OPERATING COSTS
  4.01 The Tenant covenants to pay to the Landlord as Additional Rent the Tenant's Proportionate Share of the Operating Costs for the Year during each Year of the Term in accordance with the provisions of Section 4.02.

The Landlord estimates that the Operating Costs for the fiscal year 2000 will be approximately $1.00 per Rentable square foot.


PAYMENT OF OPERATING COSTS
  4.02 The Landlord shall be entitled at any time or times in any Year, upon at least fifteen (15) days' notice to the Tenant to require the Tenant to pay to the Landlord monthly, on the date for payment of monthly rental installments, as Additional Rent, an amount equal to one-twelfth (1/12) of the amount estimated by the Landlord to be the amount of the Tenant's Proportionate Share of the Operating Costs for such Year. The Landlord shall be entitled subsequently during such Year, upon at least fifteen (15) days' notice to the Tenant, to revise its estimate of the amount of the Tenant's Proportionate Share of the Operating Costs and the said monthly installment shall be revised accordingly. All amounts received under this provision in any Year on account of the estimated amount of the Tenant's Proportionate Share of the Operating Costs shall be applied in reduction of the actual amount of the Tenant's Proportionate Share of the Operating Costs for such Year. Within a reasonable time after the end of the period for which the estimated payments have been made, the Landlord shall deliver to the Tenant a written statement setting out in reasonable detail the amount of the Operating Costs for such period calculated on the basis of a calendar year and the Tenant's Proportionate Share thereof. If the amount received is less than the actual amount of the Tenant's Proportionate Share of the Operating Costs for such Year, the Tenant shall pay any deficiency to the Landlord as Additional Rent within fifteen (15) days following receipt by the Tenant of notice of the amount of such deficiency. If the amount received is greater than the actual amount of the Tenant's Proportionate Share of the Operating Costs, the Landlord shall either refund the excess to the Tenant as soon as possible after the end of the Year in respect of which such payments were made, or at the Landlord's option, shall apply such excess against any amounts owing or becoming due to the Landlord by the Tenant.

The Tenant shall have sixty (60) days' after receipt of any such statement to dispute such statement by way of notice in writing to the Landlord. Failing such notice within such sixty (60) day period, such statement shall be conclusive and binding upon the Tenant. In the event the Tenant disputes any such statement by notice in writing to the Landlord within not more than sixty (60) days' after receipt of such statement, then the Landlord shall have its accountant prepare a report at the Tenant's sole cost and expense (to be added to Additional Rent hereunder), in respect of the Operating Costs for the period dealt with in such statement. Any such report shall be conclusive and binding upon the Tenant.


                              ARTICLE V - UTILITIES

UTILITY CHARGES
  5.01 The Tenant shall pay to the suppliers thereof on the due dates, all charges for electric current and all other utilities supplied to or used in connection with the Leased Premises.

WATER HEATERS
  5.02 In the event that the Tenant shall require a hot water heater or heaters, the Tenant agrees to lease same from Consumers' Gas Company or Ontario Hydro and to pay all charges as same become due for rental or work services required in connection therewith.


HEATING
  5.03 The Tenant covenants and agrees to heat the Leased Premises at its own expense to a reasonable temperature to prevent the occurrence of any damage to the Leased Premises by cold or frost.


SERVICE CONTRACTS
  5.04 The Tenant covenants and agrees to take out a standard servicing contract with a capable and reputable company for the service and maintenance of the heating units and furnaces and air-conditioning equipment serving the Leased Premises, such contract to include the monthly cleaning of exchangers and replacement of filters, and to keep such contract in force at its own cost throughout the Term. The Tenant agrees to provide the Landlord with a copy of such servicing contract.


                 ARTICLE VI - MAINTENANCE, REPAIR & ALTERATIONS

TENANT TO MAINTAIN AND REPAIR
  6.01 Subject only to Section 6.04 hereof, the Tenant shall at its own cost repair, replace, maintain and keep the Leased Premises and every part thereof, including without limitation the Leasehold Improvements and the heating, ventilating and air conditioning equipment serving the Leased Premises, fixtures and furnishings (whether or not installed or furnished by the Tenant), in good and substantial repair and condition as a prudent owner would do, damage by fire and any other perils against which the Landlord is required under this Lease to insure, only excepted. The Tenant agrees that the Landlord may enter and view the state of repair and condition and that the Tenant shall repair in accordance with notice in writing from the Landlord; provided that if the Tenant neglects to so maintain or to make such repairs or replacements promptly after notice, the Landlord may, at its option, do such maintenance or make such repairs or replacements at the expense of the Tenant, and in any and every such case the Tenant covenants with the Landlord to pay to the Landlord forthwith as Additional Rent all sums which the Landlord may have expended in doing such maintenance and making such repairs and/or replacements; provided further that the doing of such maintenance or the making of any such repairs or replacements by the Landlord shall not relieve the Tenant from its obligation to maintain, repair and replace.


REPAIR WHERE TENANT AT FAULT
  6.02 If the Lands or any improvements thereto become damaged or contaminated through the willful act, negligence, carelessness, misuse or any other fault of the Tenant, its agents, employees, licensees or invitees, the expense of the necessary repairs, replacements or alterations shall be borne by the Tenant who shall pay the same to the Landlord forthwith upon demand. The obligations of the Tenant set forth herein shall survive the expiry or other termination of the Term.


ALTERATIONS
  6.03 The Tenant shall not, without the prior written approval of the Landlord (which shall not be unreasonably withheld or delayed with respect to non-structural Changes that do not directly affect or involve the Base Building Systems and cost $10,000.00 or less), make any installations, alterations, additions, partitions, repairs or improvements ("Changes") in or to the Leased Premises, including, without limitation, doing anything which might affect the structural portions of the Leased Premises or electrical, lighting, heating, ventilating, air-conditioning, sprinkler, fire protection or other systems therein (the "Base Building Systems"). The Tenant's request for approval shall be in writing and accompanied by an adequate description of the contemplated work, and where appropriate, working drawings and specifications therefor; the Landlord's costs of having its architects, engineers or others examine such drawings and specifications shall be payable by the Tenant upon demand as Additional Rent; the Landlord may require that any or all such work be done by the Landlord's contractors or workmen or by contractors or workmen engaged by the Tenant but first approved by the Landlord. All such work shall be subject to inspection by and the reasonable supervision of the Landlord and shall be performed in accordance with all applicable laws and any reasonable conditions (including but not limited to a reasonable supervision fee of the Landlord to be paid by the Tenant) and regulations imposed by the Landlord, and shall be completed in a good and workmanlike manner and with reasonable diligence in accordance with the approvals given by the Landlord. Any connections of apparatus to the base electrical, plumbing, heating, ventilating or air-conditioning systems shall be deemed to be an alteration within the meaning of this Section. The Tenant shall, at its own cost and before commencement of any work, obtain all necessary building or other permits and keep same in force.


LANDLORD TO MAINTAIN AND REPAIR
  6.04 The Landlord shall maintain and repair, as would a prudent owner, the roof membrane of the Building (the "Roof Work") all at the Tenant's cost and expense. The Tenant shall, forthwith upon demand, pay to the Landlord the costs and expenses incurred by the Landlord from time to time in connection with the Roof Work, plus a management fee of fifteen percent (15%) of such costs and expenses.


CONSTRUCTION LIENS
  6.05 The Tenant covenants to pay promptly all its contractors and material men and do any and all things necessary to minimize the possibility of a lien attaching to the Leased Premises or the Lands or any part thereof and, should any such lien be made or filed, the Tenant shall discharge the same forthwith (after notice thereof is given to the Tenant) at the Tenant's expense. In the event the Tenant shall fail to cause any such lien to be discharged as aforesaid, then, in addition to any other right or remedy of the Landlord, the Landlord may, but it shall not be so obligated, discharge same by paying the amount claimed to be due into Court or directly to any such lien claimant and the amount so paid by the Landlord and all costs and expenses including but not limited to solicitor's fees (on a solicitor and client basis), incurred for the discharge of such lien shall be due and payable by the Tenant to the Landlord as Additional Rent on demand.


REMOVAL OF FIXTURES AND IMPROVEMENTS
  6.06 Leasehold Improvements shall immediately become the property of the Landlord upon affixation or installation without compensation therefor to the Tenant but the Landlord is under no obligation to repair, maintain or insure Leasehold Improvements. Leasehold Improvements shall not be removed from the Leased Premises either during or at the expiration or earlier termination of the Term, except that the Tenant shall, at the end of the Term remove such Leasehold Improvements installed or constructed by or on behalf of the Tenant as the Landlord may require to be removed, provided that the Tenant shall not be required to remove any Change made to the Leased Premises after the Commencement Date which the Landlord has approved prior to their installation as not requiring removal. The Tenant may, during the Term, remove its trade fixtures provided that the Tenant is not in default under this Lease and such trade fixtures are immediately replaced by trade fixtures of equal or better value. The Tenant shall at the expiration or earlier termination of the Term remove its trade fixtures as the Landlord may require. Any removal of Leasehold Improvements and/or the Tenant's trade fixtures shall be done at the Tenant's sole cost and expense and the Tenant shall forthwith repair at its own cost any damage caused to the Leased Premises or the Building or any part thereof by the installation or removal of Leasehold Improvements and/or trade fixtures. If the Tenant does not remove its trade fixtures at the expiration or earlier termination of the Term, then the trade fixtures shall, at the option of the Landlord, become the property of the Landlord and may be removed from the Leased Premises and/or sold or otherwise disposed of by the Landlord in such manner as it deems advisable. For greater certainty, the Tenant's trade fixtures shall not include any heating, ventilating or air-conditioning equipment or other building services or floor covering affixed to the floor of the Leased Premises. The obligations of the Tenant set forth in this Section shall survive the expiry or other termination of the Term.


REPAIRS ON TERMINATION

  6.07 At the expiration or sooner termination of the Term the Tenant shall, at its own expense:

         (a) deliver up possession of the Leased Premises to the Landlord in the same condition in which the Tenant is required under this Lease to repair and maintain the Leased Premises, together with all Leasehold Improvements which the Tenant is required or permitted to leave therein or thereon free and clear of all encumbrances and in a clean and tidy condition and free of all rubbish and to deliver to the Landlord all keys and security devices;

         (b) remove from the Complex, at the option of and to the satisfaction of the Landlord, all machine bases, cabling (electrical or otherwise), piping (pneumatic, water or otherwise) and wiring (electrical, computer or otherwise) installed by or on behalf of the Tenant;

         (c) remove any and all materials which may be deemed by any applicable legislation as contaminated or hazardous (and which have been brought onto the Complex by or on behalf of the Tenant or which are a result of the Tenant's use or occupation of the Leased Premises), and clean up any and all resultant contamination in compliance with all applicable laws and regulations; and

         (d) remove from the Complex at the option of the Landlord, in compliance with all applicable laws and regulations, any and all storage and/or holding tanks (whether above or below ground) installed by or on behalf of the Tenant and all pits and trenches created by or on behalf of the Tenant.

        The covenants contained in this Section shall survive the expiry or other termination of the Term.


                      ARTICLE VII - ASSIGNING & SUBLETTING

ASSIGNING OR SUBLETTING
  7.01   (a)      The Tenant shall not assign this Lease or sublet or franchise, license, grant concessions in, or otherwise part with or share possession of the Leased Premises, or any part thereof, (each of the foregoing hereinafter referred to as a "Transfer") without the prior written consent of the Landlord which shall not be unreasonably withheld; at the time the Tenant requests such consent the Tenant shall deliver to the Landlord such information in writing (the "required information") as the Landlord may reasonably require, including, without limitation, a copy of the proposed offer or agreement, if any, to Transfer and the name, address and nature of business and evidence as to the financial strength of the proposed assignee or subtenant or other user (any of the foregoing hereinafter referred to as a "Transferee"); upon receipt of such request and all required information, the Landlord shall have the right, exercisable within fourteen (14) days' after such receipt, to terminate this Lease if the request relates to all of the Leased Premises or, if the request relates to a portion of the Leased Premises only, the Landlord shall have the right to terminate this Lease with respect to such portion and the Rent payable by the Tenant under this Lease shall abate in the proportion that the area of the portion of the Leased Premises for which this Lease is terminated bears to the area of the Leased Premises. If the Landlord exercises such right, the Tenant shall surrender possession of the Leased Premises or such portion thereof, as the case may be, not less than sixty
                  (60) days and not more than ninety (90) days following the Landlord's notice of exercise of its right hereunder in accordance with all the provisions of this Lease relating to the surrender of the Leased Premises at the expiration of the Term and all Rent and other charges shall be deemed to be adjusted accordingly and the Lease shall be deemed to be amended accordingly, as of the date of actual surrender. If the Landlord does not exercise such right, then the Landlord's prior written consent shall not be unreasonably withheld provided that if the Landlord's consent is required within fifteen (15) days from the date of the Tenant's request the Landlord may unreasonably withhold its consent.

                  Notwithstanding anything else herein contained, in no event shall any Transfer of this Lease release or relieve the Tenant in any regard whatsoever from any of its obligations or liabilities under or in respect of this Lease.

                  PROVIDED however, and it is made a condition to any Transfer that:

         (i) The proposed Transferee of this Lease shall agree in writing to assume and perform all of the terms, covenants, conditions and agreements by this Lease imposed upon the Tenant herein in a form to be approved by the solicitor for the Landlord;

         (ii) The Tenant shall pay the Landlord all legal fees in connection with the Transfer;

         (iii) The consent of the Landlord is not a waiver of the requirement of the Landlord's consent for subsequent Transfers;

         (iv) The acceptance by the Landlord of Rent from a Transferee without the Landlord's consent shall not constitute a waiver of the requirement of such consent nor shall it constitute an acceptance of such party as the Tenant;

         (v) The Landlord may, at its option, cancel (i) any options to renew the Lease or extend the Term provided that in the case of an assignment consented to by the Landlord, the Landlord may not cancel such option; and/or (ii) any rights of first refusal or first opportunity on additional space;

         (vi) If the Transfer of the Leased Premises does not take place within sixty (60) days of the giving of consent by the Landlord the consent shall, at the Landlord's option, expire and become null and void; and

         (vii) If the Lease is disaffirmed, disclaimed or terminated by any trustee in bankruptcy of a Transferee, the original Tenant named in this Lease will be deemed on notice from the Landlord given within sixty (60) days from the date of such disaffirmation, disclaimer or termination to have entered into a Lease with the Landlord containing the same terms and conditions as in this Lease.

         (b) If a Transfer occurs without the consent of the Landlord when required, the Landlord may collect Rent from the party in whose favour the Transfer was made and apply the net amount collected to the Rent herein reserved but no such Transfer will be considered a waiver of this covenant or the acceptance of the party in whose favour the Transfer was made as a tenant hereunder.

         (c) The Landlord shall not be liable for any claims or actions by or for any damages, liabilities, losses or expenses of the Tenant arising out of the Landlord unreasonably withholding its consent to any Transfer and the Tenant's only recourse shall be to bring an application for a declaration that the Landlord shall grant its consent to such Transfer.

         (d) Notwithstanding anything to the contrary contained in this Lease, the Tenant shall have the right, without consent but on prior written notice to the Landlord, to effect a Transfer to an affiliate of the Tenant (as that term is defined in the Business Corporations Act (Ontario)) provided that such Transferee signs and delivers to the Landlord prior to the date of such Transfer, the Landlord's form of lease assumption agreement (to be prepared by the Landlord's solicitor at the reasonable cost of the Tenant) in accordance with the provisions of this Lease. In no event shall such Transfer of the Lease release or relieve the Tenant from any of its obligations or liabilities under or in respect this Lease.


CHANGE OF CONTROL
  7.02 If the Tenant is a private corporation and any part or all of the corporate shares shall be transferred by sale, assignment, amalgamation, bequest, inheritance, operation of law or other disposition or dispositions so as to result in a change in the control of the corporation, such change of control shall be considered a Transfer of this Lease and shall be subject to the provisions of Section 7.01 hereof. The Tenant shall make available to the Landlord upon its request for inspection and copying, all books and records of the Tenant, any assignee or subtenant and their respective shareholders which, alone or with other data, may show the applicability or inapplicability of this Section.

So long as the Tenant is HMV Canada Inc. and is not in default of this Lease, a change in the effective voting control of the Tenant effected by a transfer of shares of the Tenant in a recognized stock exchange in Canada or the United States of America shall not require the consent of the Landlord however the Tenant shall provide notice thereof to the Landlord.


SUBLET OF PART OF PREMISES
  7.03 Notwithstanding anything else to the contrary provided in this Lease and/or any act or rule of law or regulation now or hereafter in force to the contrary, the Landlord may in its sole and unfettered discretion refuse to give its consent to any Transfer by the Tenant of less than the whole of the Leased Premises resulting in more than two (2) separate premises therein.


EXCESS RENT
  7.04 In the event that the Basic Rent payable under any Transfer is in excess of the Basic Rent reserved hereunder or is in excess of the proportionate Basic Rent reserved in the event of a sublease of part of the Leased Premises, whether the excess be in the form of cash, goods or services from the Transferee or anyone acting on its behalf, the Tenant shall pay all of such excess to the Landlord immediately upon receipt thereof and the Tenant shall have the right to deduct and any brokerage fees incurred by the Tenant related to such sublease prior to making payments to the Landlord; in the event that such excess is represented by goods or services rendered to the Tenant or its nominee, the value of those goods or services shall be determined by the Landlord and Tenant and that value shall be paid in cash to the Landlord immediately upon such determination.


MORTGAGE OF LEASEHOLD
  7.05 The Tenant shall not mortgage, pledge, hypothecate or otherwise encumber all or any portion of the Tenant's interest in this Lease or the Leasehold Improvements.


ADVERTISING PREMISES
  7.06 The Tenant shall not advertise or allow the Leased Premises or a portion thereof to be advertised as being available for assignment, sublease or otherwise without the prior written approval of the Landlord as to the form, size, content and location of such advertisement, which approval shall not be unreasonably withheld, provided that (i) no such advertising shall contain any reference to the Rent for the Leased Premises and (ii) any such advertising shall be on a standard ground-mounted real estate sign.


DISPOSITION BY LANDLORD
  7.07 If the Landlord sells or leases the Lands, the Building or any part thereof, or assigns this Lease, and to the extent that the covenants and obligations of the Landlord under this Lease are assumed by the purchaser, lessee or assignee, the Landlord, without further written agreement, will be discharged and relieved of liability under the said covenants and obligations.

                               ARTICLE VIII - USE

USE OF LEASED PREMISES
  8.01   (a)      Subject to paragraph (b) of this Section, the Tenant shall not use the Leased Premises nor allow the Leased Premises to be used for any purpose other than office and warehouse distribution of non-hazardous and environmentally friendly products, but only to the extent (i) in compliance with the provisions of this Lease and (ii) permitted by all applicable laws, by-laws and other governmental regulations from time to time in force.

         (b) The Tenant covenants to not use or permit the Leased Premises to be used for any retail sales whatsoever.


RULES AND REGULATIONS
  8.02 The Tenant and its employees and all persons visiting or doing business at the Leased Premises shall be bound by and shall observe and perform all rules and regulations made by the Landlord from time to time in respect of the Lands. All such rules and regulations shall be deemed to be incorporated into and form part of this Lease.


OBSERVANCE OF LAW
  8.03 The Tenant shall comply promptly with and conform to the requirements of all applicable statutes, by-laws, laws, regulations, ordinances and orders from time to time or at any time in force during the Term and affecting the condition, maintenance, repair, use or occupation of the Leased Premises (or equipment therein) and with every applicable regulation, order and requirement of the Insurance Advisory Organization or any body having similar functions or of any liability or fire insurance company by which the Landlord and the Tenant or either of them may be insured at any time during the Term and, in the event of the default of the Tenant under the provisions of this Section, the Landlord may itself comply with any such requirements as aforesaid and the Tenant will forthwith pay all costs and expenses incurred by the Landlord in this regard and the Tenant agrees that all such costs and expenses shall be recoverable by the Landlord as if the same were Additional Rent reserved and in arrears under this Lease.


WASTE AND NUISANCE
  8.04   (a)      The Tenant shall not do or suffer any waste, damage,
                  disfiguration or injury to the Leased Premises or the fixtures and equipment thereof and shall not use or permit to be used any part of the Leased Premises for any dangerous, noxious or offensive trade or business and shall not do anything or permit anything to be done upon or about the Leased Premises nor permit anything to be brought thereon which may reasonably be deemed to be a nuisance, annoyance, grievance, damage or disturbance to the occupiers or owners of the Building and/or the Lands, or of adjacent lands or premises, nor do or permit anything to be done therein which, in the opinion of the Landlord acting reasonably, is detrimental to the Building, and the Tenant shall take every reasonable precaution to protect the Leased Premises from danger of fire, water damage or the elements and shall keep the Leased Premises and the Lands free of hazardous waste and contamination.

         (b) The Tenant covenants and agrees to utilize the Leased Premises and operate its business in a manner so that no part of the Leased Premises or surrounding lands are used to generate, manufacture, refine, treat, transport, store, handle, dispose of, transfer, produce or process any Hazardous Substances, except in strict compliance with all applicable federal, provincial and municipal statutes, by-laws and regulations, including without limitation, environmental, land use and occupational and health and safety laws, regulations, requirements, permits, statutes, by-laws and regulations. Further the Tenant hereby covenants and agrees to indemnify and save harmless the Landlord and those for whom the Landlord is in law responsible from any and all losses, costs, claims, damages, liabilities, expenses or injuries caused or contributed to by any Hazardous Substances which are at any time located, handled, placed, stored or incorporated in any part of the Leased Premises. The Tenant hereby agrees that the Landlord or its authorized representatives shall have the right at the Tenant's expense, payable as Additional Rent within fifteen (15) days of receipt of an invoice therefore, to conduct such environmental site reviews and Investigations as it may deem necessary for the purposes of ensuring compliance with this Section 8.04. The Tenant's obligations pursuant to this Section 8.40 shall survive the expiration or earlier termination of the Term.


SIGNS
  8.05 The Tenant covenants and agrees not to paint, affix, display or cause to be painted, affixed or displayed any picture, advertisement, notice, lettering, decoration or sign on any part of the exterior of the Leased Premises (including, without limitation, the windows) without in each instance the prior written approval of the Landlord. The cost of all such signage material and the installation and erection thereof shall be borne by the Tenant and shall be payable forthwith on demand. All such signage material shall be erected in strict conformance with all applicable municipal regulations, requirements and by-laws in existence from time to time. All such signage material shall be removed by the Tenant at its own expense at the termination of this Lease and the Tenant shall promptly repair at its own expense to the satisfaction of the Landlord any and all damage caused by such removal and this covenant shall survive the expiry or other termination of the Term.

PARKING
  8.06 The Tenant shall have the right to park approximately fifty (50) cars belonging to its employees, servants, agents, contractors and invitees in those areas on the Lands designated by the Landlord from time to time as parking areas for the Leased Premises and shall not park nor permit its employees, servants, agents, contractors or invitees to park in any other areas whatsoever. The Tenant shall not park nor permit to be parked any vehicles (cars, trucks, trailers, or otherwise) anywhere on the Lands at any time other than at such areas so designated by the Landlord. The Tenant shall be allowed to park in the areas directly in front and adjacent to the Leased Premises but in no event shall the foregoing be construed as "reserved" parking and provided the Landlord is making available approximately fifty (50) parking spaces for use by the Tenant on the Lands, the Landlord shall have no obligation to police, patrol or enforce the use of such parking spaces.


REFUSE AND GARBAGE
  8.07 The Tenant agrees that it will not allow any waste, refuse, garbage, ashes or other loose or objectionable material to accumulate in or about the Leased Premises and will provide covered metal receptacles for the same and will at all times keep the Leased Premises in a clean and tidy condition.


OVERLOADING FLOORS
  8.08 The Tenant covenants that it will not bring upon the Leased Premises or any part thereof any machinery, equipment, article or thing that, by reason of its weight, size, configuration, operation or otherwise, might damage the Leased Premises and will not at any time overload or damage the floors of the Leased Premises. The Tenant shall remove any such machinery, equipment (including but not limited to mobile equipment such as a forklift), article or thing within five (5) days' written notice thereof and if any damage is caused to the Leased Premises by any machinery, equipment, article or thing or by overloading, the Tenant shall forthwith repair such damage at its own expense to the satisfaction of the Landlord.


OUTSIDE STORAGE
  8.09 The Tenant agrees that it will not store any goods or matter of any kind whatsoever outside the Leased Premises without the express written consent of the Landlord first had and obtained.


                      ARTICLE IX - INSURANCE AND INDEMNITY

TENANT'S INSURANCE
  9.01 The Tenant shall, at its expense, maintain in force during the Term in the name of the Tenant (with the Landlord and the Landlord's mortgagee, if any, as additional insureds) the following insurance:

         (a) comprehensive general liability insurance against claims for personal injury, death or property damage (including but not limited to tenants' legal liability, personal injury liability, products liability, property damage and contractual liability to cover all indemnities) with respect to the business or operations carried on in and from the Leased Premises, in amounts required by the Landlord and any mortgagee of the Building or any part thereof from time to time but in no event less than Five Million Dollars ($5,000,000.00) per occurrence;

         (b) insurance covering all contents of the Leased Premises and all other property for which the Tenant is responsible pursuant to this Lease and/or which has been installed by or on behalf of the Tenant (including without limitation all chattels, equipment, machinery, furniture, inventory, fixtures and all Leasehold Improvements) in an amount equal to the full replacement value thereof; and

         (c) such other forms of insurance as may be reasonably required by the Landlord and its mortgagee from time to time.

Any policy written pursuant to paragraph (a) of this Section shall contain a severability of interest clause and a cross liability clause. All policies shall contain an undertaking by the insurers to notify the Landlord and its mortgagee, if any, in writing not less than thirty (30) days prior to any material change, cancellation or termination thereof and shall be subject only to such deductibles and exclusions as the Landlord may approve, acting reasonably. The Tenant shall promptly furnish upon request from the Landlord verification of compliance with the provisions of this Section.


LANDLORD'S INSURANCE
  9.02 Throughout the Term of this Lease the Landlord shall provide and keep in force property insurance in respect of the Building (but not including the property of the Tenant which the Tenant is required to insure for pursuant to paragraph (b) of Section 9.01 hereof) against fire and such other perils as are normally insured against in the circumstances by prudent landlords of similar buildings and loss of rental income insurance, subject to reasonable deductions and exceptions as the Landlord may determine and to amounts which the Landlord shall from time to time determine as being reasonable or sufficient. Notwithstanding any contribution by the Tenant to the cost of any insurance effected by the Landlord, no insurable interest is conferred upon the Tenant under any such policies of insurance and the Tenant has no right to receive any proceeds under any such insurance.

NOT TO AFFECT LANDLORD'S INSURANCE
  9.03 Neither the Tenant nor its officers, directors, agents, servants, licencees or concessionaires, assignees or subtenants shall bring onto the Leased Premises or do or omit or permit to be done or omitted to be done upon or about the Leased Premises anything which shall cause the rate of insurance upon the Leased Premises or any part thereof or its contents to be increased, and if the said rate of insurance shall be increased by reason of the use made of the Leased Premises even though such use may be a permitted use hereunder or by reason of anything done or omitted or permitted to be done or omitted to be done by the Tenant or its officers, directors, agents, servants, licensees, concessionaires, assignees or subtenants or by anyone permitted by the Tenant to be upon the Leased Premises, the Tenant shall pay to the Landlord forthwith upon demand the amount of such increase.


LIMIT OF LANDLORD'S LIABILITY
  9.04 The Landlord shall not be responsible in any way for any injury to any person (including but not limited to death) or for any loss of or damage to any property belonging to the Tenant or to other occupants of the Leased Premises or to their respective employees, agents, invitees, licensees or other persons from time to time attending at the Leased Premises while such person or property is in or about the Lands, the Leased Premises, or any areaways, parking areas, lawns, sidewalks, steps, truckways, platforms, corridors, stairways, elevators or escalators in connection therewith, including without limiting the foregoing, any loss of or damage to any property caused by theft or breakage, or by steam, water, rain or snow or for any loss or damage caused by or attributable to the condition or arrangements of any electrical or other wiring or for any damage caused by smoke or anything done or omitted to be done by any other tenant of the Complex or for any other loss whatsoever with respect to the Leased Premises, goods placed therein or any business carried on therein.


LIMIT OF TENANT'S LIABILITY
  9.05 The Tenant shall not be liable to the Landlord for any direct injury, loss or damage required to be insured by the Landlord pursuant to Section 9.02 to the extent of the proceeds actually recovered by the Landlord under such policies of insurance.


INDEMNITY
   9.06 The Tenant shall promptly indemnify and save the Landlord harmless from any and all liabilities, damages, costs, expenses, claims, suits or actions arising out of any breach, violation or non-observance by the Tenant of any of its obligations under the Lease; from any damage to property while such property shall be in or about the Leased Premises including but not limited to the systems, furnishings and amenities thereof, as a result of the willful or negligent act or omission of the Tenant, its employees, agents, invitees or licensees; and from any injury to any employee, agent, invitee or licensee, of the Tenant, including but not limited to death resulting at any time therefrom, occurring on or about the Complex or any part thereof. Notwithstanding anything else herein contained, this indemnity shall survive the expiry or earlier termination of the Term.


                         ARTICLE X - CONTROL OF COMPLEX

CONTROL OF COMPLEX
  10.01  (a)      The Complex shall, at all times, be subject to the exclusive control of the Landlord and, without limiting the generality of the foregoing, the Landlord shall have the right from time to time throughout the Term:

                  (i) to construct in, to or on the Complex, to make alterations, additions and subtractions thereto and therefrom to erect new buildings on the Complex;

                  (ii) to monitor access to any of the parking areas by means of barriers, control booths or any other method which the Landlord deems proper;

                  (iii) to change the location of driveways and sidewalks and the location, layout or size of the parking area; and

                  (iv) to do or perform such other acts in and to the Complex as the Landlord, acting as a prudent owner, deems advisable for the more efficient and proper operation of the Complex.

         (b) The Landlord will operate and maintain the Complex in such a manner as the Landlord in its sole discretion shall determine from time to time. Without limiting the scope of such discretion, the Landlord shall have the full right and authority to employ all personnel and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance of the Complex.

         (c) The Landlord shall not be liable for any diminution or alteration of the common area of the Complex resulting from the exercise of the Landlord's rights under this Section and the Tenant shall not be entitled to a reduction or abatement of Rent or to compensation therefor.

                        ARTICLE XI - DAMAGE & DESTRUCTION

ABATEMENT OF RENT
  11.01 If the Leased Premises or any portion thereof is damaged or destroyed by fire or by other casualty against which the Landlord is required to insure under this Lease, Rent shall abate in proportion to the area of that portion of the Leased Premises which, in the reasonable opinion of the Landlord, is thereby rendered unfit for the purposes of the Tenant bears to the area of the entire Leased Premises (but only to the extent to which the Landlord actually receives proceeds under its loss of rental income insurance or which would have been received if the Landlord had complied with its obligations under Section 9.02) until the Leased Premises are repaired and rebuilt as certified by the Landlord's Architect and the Landlord agrees that it will, with reasonable diligence, repair and rebuild the Leased Premises, subject to Section 11.02. The Landlord's obligation to rebuild and restore the Leased Premises shall not include the obligation to rebuild, restore, replace or repair any chattel, fixture or Leasehold Improvements or any other thing that is the property of the Tenant and/or for which the Tenant is to maintain insurance under paragraph (b) of Section 9.01 (in this Section collectively called "Tenant's Improvements"); the Building shall be deemed repaired and rebuilt when the Landlord's Architect certifies that it has been substantially repaired and rebuilt to the state where the Tenant could occupy it for the purpose of rebuilding, restoring, replacing or repairing the Tenant's Improvements. The issuance of the certificate of the Landlord's Architect shall not relieve the Landlord of its obligation to complete the repairing and rebuilding as aforesaid, but the Tenant shall forthwith after issuance of such certificate proceed to rebuild, restore, replace and repair the Tenant's Improvements, and the provisions of Section 6.03 shall apply to such work, MUTATIS MUTANDIS.


TERMINATION
  11.02  (a)      Notwithstanding the provisions of Section 11.01 hereof, if the
                  Leased Premises or any portion thereof are (i) damaged or destroyed by any cause whatsoever and cannot in the reasonable opinion of the Landlord be rebuilt or made fit for the purposes of the Tenant as aforesaid within one hundred and eighty (180) days of the date of such damage or destruction, or (ii) the Leased Premises are damaged or destroyed by an uninsured peril, the Landlord may, at its option, terminate this Lease by giving to the Tenant, within sixty (60) days after the date of such damage or destruction, notice of termination and thereupon Rent shall be apportioned and paid to the date of such damage or destruction and the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord.

         (b) If the Landlord does not elect to terminate the Lease pursuant to paragraph (a) of this Section, it shall, with reasonable diligence, repair and restore the Building in accordance with the provisions of Section 11.01.


                              ARTICLE XII - DEFAULT

EVENTS OF DEFAULT
  12.01  An "Event of Default" shall occur whenever:

         (a) the Tenant fails to pay the Rent hereby reserved or any part thereof within five (5) business days from the giving of written notice by the Landlord to the Tenant in respect thereof (provided that if the Landlord is required to give the notice hereunder on two (2) occasions during any twenty-four
                  (24) month consecutive period, the Landlord shall thereafter have no further obligation to give notice hereunder and an Event of Default shall be deemed to occur on the date the Tenant fails to pay Rent on the due date as provided for in the Lease);

         (b) the Tenant shall have breached or failed to comply with any of its covenants and agreements contained in this Lease (save for non-payment of Rent) and shall have failed to remedy such breach or non-compliance within fifteen (15) days (or such longer period as the Landlord may reasonably determine, having regard to the nature of the default) after written notice thereof given by the Landlord to the Tenant;

         (c) the Tenant shall make any assignment for the benefit of creditors or become bankrupt or insolvent or take the benefit of any Act now or hereinafter in force for bankrupt or insolvent debtors;

         (d) the Tenant is a corporation and any order shall be made for the winding-up of the Tenant or other termination of the corporate existence of the Tenant;

         (e) the Tenant makes or attempts to make a bulk sale of assets not in the ordinary course of the Tenant's business;

         (f) a trustee, receiver, interim receiver, receiver and manager, custodian or liquidator is appointed for the business, property, affairs or revenue of the Tenant;

         (g) this Lease or any of the Tenant's assets on the Leased Premises are taken or seized under writ of execution, an assignment, pledge, charge, debenture or other security instrument;

         (h)      the Tenant abandons or attempts to abandon the Leased
                  Premises;

         (i) the Leased Premises shall be used by any person other than the Tenant or the Tenant's permitted assignees or permitted Transferees or for any purpose other than as set out in
                  Section 8.01;

         (j) any insurance policy on the Building or any part thereof shall be cancelled or shall be threatened by the insurer to be cancelled or the coverage thereunder reduced in any way by the insurer by reason of the use or occupation of the Leased Premises or any part thereof by the Tenant and the Tenant shall have failed to remedy the condition giving rise to such cancellation, threatened cancellation or reduction of coverage within forty-eight (48) hours written notice given by the Landlord to the Tenant;

         (k) the Tenant sells or disposes of the goods, chattels or equipment in the Leased Premises or removes, commences or threatens to remove them from the Leased Premises so that in the opinion of the Landlord there would not, in the event of such sale, disposal or removal, be sufficient goods on the Leased Premises subject to distress which would satisfy all Rent due or accruing hereunder for a period of six (6) months;

         (1) the Tenant shall at any time during the Term use the Leased Premises, whether within the use permitted by Section 8.01 or not, in a manner which imposes upon the Landlord any obligation to modify, extend, alter or replace any part of the Leased Premises or any of the machinery, equipment or other facilities used in connection with the Leased Premises, which obligation is not fulfilled by the Tenant at its own cost in a timely manner; or

         (m) the Leased Premises are vacant for any period in excess of fifteen (15) days other than during repairs or renovations.

         Notwithstanding the BANKRUPTCY AND INSOLVENCY ACT (Canada) or otherwise, upon the occurrence of an Event of Default, the then current month's Rent and next ensuing three (3) months' Rent shall immediately become due and be paid by the Tenant to the Landlord as accelerated Rent and the Landlord may immediately distrain for the same together with any Rent arrears then unpaid.


RIGHT OF RE-ENTRY
12.02
         (a) Upon the occurrence of an Event of Default, the Landlord may at any time thereafter, without notice to the Tenant, re-enter the Leased Premises or any part thereof in the name of the whole and terminate this Lease and all the rights of the Tenant thereunder.

         (b) If and whenever the Landlord exercises its option to re-enter the Leased Premises and terminate this Lease pursuant to paragraph (a) of this Section:

         (i) the Tenant shall immediately vacate the Leased Premises and the Landlord may remove or cause to be removed from the Leased Premises the Tenant and/or any other occupant or occupants thereof and may remove all property therefrom and sell or dispose of such property as the Landlord considers appropriate without liability for loss or damage and without prejudice to the rights of the Landlord to recover arrears of Rent or damages incurred by the Landlord;

         (ii) the Landlord shall be immediately entitled to the payment of Rent up to the date of termination together with all expenses incurred by the Landlord in respect of such termination and the value of the Rent, calculated at the date of termination, for the unexpired portion of the Term.


RELETTING
  12.03 At any time when the Landlord is entitled to re-enter the Leased Premises or terminate this Lease, the Landlord may without notice to the Tenant and without terminating the Lease enter upon and take custody of the Leased Premises in the name of and as agent of the Tenant, together with all the Tenant's improvements, fixtures and furnishings, and sublet the Leased Premises in the name of and as the agent of the Tenant on whatever terms the Landlord may deem appropriate but no such action by the Landlord shall waive any of the obligations of the Tenant or limit the subsequent exercise of any of the Landlord's remedies for default. If the Landlord shall sublet the Leased Premises as aforesaid, the Landlord shall be entitled to receive all sublease rent and apply the same in its discretion to any indebtedness of the Tenant to the Landlord under this Lease and/or to the payment of any costs and expenses of reletting, and the Landlord shall be liable to account to the Tenant only for the excess, if any, of monies actually received by it. If the sublease rent is less than is necessary to pay and discharge all the then existing and continuing obligations of the Tenant hereunder, the Tenant shall pay such deficiency to the Landlord upon demand from time to time. Notwithstanding any such re-entry and subletting without termination, the Landlord may at any time thereafter terminate this Lease by reason of the previous or any other default under the Lease and the provisions of Section 12.02 shall apply.

DISTRESS
  12.04 The Tenant waives and renounces the benefit of any present or future statute taking away or limiting the Landlord's right of distress, and covenants and agrees that notwithstanding any such statute, none of the goods and/on chattels of the Tenant on the Leased Premises at any time during the Term shall be exempt from levy by distress for rent in arrears.


RIGHT OF LANDLORD TO CURE DEFAULTS
  12.05 After the provision of any notice and/or applicable cure period as may be provided for in this Lease if any, if the Tenant fails to perform or cause to be performed any of the covenants or obligations of the Tenant herein, the Landlord shall have the right (but shall not be so obligated) to perform or cause to be performed and to do or cause to be done such things as may be necessary or incidental thereto (including without limiting the foregoing, the right to make repairs, installations, erections and expend monies), and all payments, expenses, charges, fees and disbursements incurred or paid by or on behalf of the Landlord in respect thereof shall be paid by the Tenant to the Landlord within ten (10) days' written demand therefor together with all reasonable legal and administrative costs of the Landlord in respect thereof.


REMEDIES NOT EXCLUSIVE
  12.06 Mention in this Lease of any particular remedy or remedies in respect of any default or threatened default by the Tenant in the performance of its obligations shall not preclude the Landlord from exercising, or limit the extent of, any other remedy in respect thereof, whether at law, in equity or pursuant to any express provision hereof. No remedy shall be interpreted as exclusive or dependent upon any other remedy, and the Landlord may from time to time exercise any one or more of such remedies independently or in combination.


NON-WAIVER
  12.07 No condoning, excusing or overlooking by the Landlord of any default, breach or non-observance by the Tenant at any time or times in respect of any covenant, proviso or condition herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default, breach or non-observance, or so as to defeat or affect in any way the rights of the Landlord herein in respect of any such continuing or subsequent default or breach, and no waiver shall be inferred from or implied by anything done or omitted by the Landlord, save only an express waiver by the Landlord in writing.


RECOVERY OF ADJUSTMENTS
  12.08 The Landlord shall have (in addition to any other right or remedy of the Landlord) the same rights and remedies in the event of default by the Tenant in payment of any amount payable by the Tenant hereunder as the Landlord would have in the case of default in payment of Rent.


                 ARTICLE XIII - SUBORDINATION & ACKNOWLEDGEMENTS

MORTGAGES
  13.01 At the option of the Landlord or the applicable mortgagee, chargee or trustee (as the case may be), this Lease shall be subject and subordinate to any and all mortgages, charges and deeds of trust (and instruments supplemental thereto), which may now or at any time hereafter affect the Leased Premises in whole or in part, or the Lands, or the Building whether or not any such mortgage, charge or deed of trust affects only the Leased Premises or the Lands or the Building or affects other premises as well. The Tenant acknowledges and agrees that any such mortgagee, chargee or trustee may unilaterally postpone and subordinate its mortgage, charge or deed of trust to this Lease and any renewals, modifications, consolidations, replacements or extensions thereof to the intent that this Lease and all right, title and interest of the Tenant in the Leased Premises shall be prior to the rights of such mortgagee, chargee or trustee as fully as if such Lease had been executed and registered before the registration of the mortgage, charge or deed of trust, as applicable. On request at any time and from time to time of the Landlord or of the mortgagee, chargee or trustee under any such mortgage, charge or deed of trust, the Tenant shall promptly, at no cost to the Landlord or mortgagee, chargee or trustee:

         (a) attorn to such mortgagee, chargee or trustee and become its tenant of the Leased Premises or the tenant of the Leased Premises of any purchaser from such mortgagee, chargee or trustee in the event of an exercise of any permitted power of sale contained in any such mortgage, charge or deed of trust for the then unexpired residue of the Term on the terms herein contained; and/or

         (b) postpone and subordinate this Lease to such mortgage, charge or deed of trust to the intent that this Lease and all right, title and interest of the Tenant in the Leased Premises shall be subject to the rights of such mortgagee, chargee or trustee as fully as if such mortgage, charge or deed of trust had been executed and registered and the money thereby secured had been advanced before the execution of this Lease (and notwithstanding any authority or consent of such mortgagee, or trustee, express or implied, to the making of this Lease).

Any such attornment or postponement and subordination shall extend to all renewals, modifications, consolidations, replacements and extension of any such mortgage, charge or deed of trust and every instrument supplemental or ancillary thereto or in implementation thereof. The Tenant shall forthwith execute any instruments of attornment or postponement and subordination which may be so requested to give effect to this Section.


CERTIFICATES
  13.02 The Tenant shall, within not more than ten (10) days' written request therefor, execute and return to the Landlord as required by the Landlord from time to time and without cost to the Landlord, a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, stating the modifications and that the Lease is in full force and effect as modified), the amount of the annual Basic Rent then being paid hereunder, the dates to which the same, by installment or otherwise, and other charges hereunder have been paid, whether or not there is any existing default on the part of the Landlord of which the Tenant has notice, and any other information reasonably required.


                        ARTICLE XIV - ACCESS BY LANDLORD

EXHIBITING LEASED PREMISES
  14.01 The Tenant shall permit the Landlord or its agents to exhibit the Leased Premises to prospective tenants during the last six (6) months of the Term during normal business hours upon at least 24 hours advance notice.


EXPANSION, ALTERATION
  14.02 The Landlord shall have the right to enter into the Leased Premises and to bring its workmen and materials thereon to inspect the Leased Premises and to make additions, alterations, improvements, installations and repairs to the Leased Premises, the Lands and the common areas and services thereof as such may exist from time to time. The Landlord may cause such reasonable obstructions and interference with the use and enjoyment of the Lands, the common areas and the Leased Premises as may be necessary for the purposes aforesaid and may interrupt or suspend the supply of electricity, water or other utilities or services when necessary and until the additions, alterations, improvements, installations or repairs have been completed, and there shall be no abatement in Rent nor shall the Landlord be liable by reason thereof, provided all such work is done as expeditiously as reasonably possible. The Landlord shall have the right to use, install, maintain and repair pipes, wires, ducts, shafts or other installations in, under or through the Leased Premises for or in connection with the supply of any services to the Leased Premises.


                           ARTICLE XV - MISCELLANEOUS

NOTICE
  15.01 (a) Any notice, request, statement or other writing pursuant to this Lease shall be deemed to have been given if mailed by registered prepaid post or by facsimile transmission as follows:

                  In the case of the Landlord, to:

                  ORLANDO CORPORATION
                  6205 Airport Road, 5th Floor
                  Mississauga, Ontario
                  L4V IE3

                  Attention:   President

                  Facsimile # (905) 677 2824

                  In the case of the Tenant, to:

                  HMV CANADA INC.
                  5401 Eglinton Avenue West
                  Suite 110
                  Etobicoke, Ontario
                  M9C 5K6

                  Attention:  Real Estate Department

                  Facsimile #

                  and such notice shall be deemed to have been received by the Landlord or the Tenant (as applicable) on the third business day after the date on which it shall have been so mailed (provided that in the event that there is an interruption of postal service, the aforesaid period shall be extended for a period equivalent to the period of such interruption) or on the day of facsimile transmission if made before 5:00 p.m. Eastern Time on a business day, otherwise on the business day next following, as evidenced by a written confirmation of such facsimile transmission.

         (b) Notice shall also be sufficiently given if and when the same shall be delivered, in the case of notice to the Landlord, to an executive officer of the Landlord, and in the case of notice to the Tenant, to him personally or to an officer or manager of the Tenant if the Tenant is a corporation. Such notice, if delivered, shall be conclusively deemed to have been given and received at the time of such delivery. If in this Lease two or more persons are named as Tenant, such notice shall also be sufficiently given if and when the same shall be delivered personally to any one of such persons.

                  Either the Landlord or the Tenant may from time to time, by notice to the other as aforesaid, designate another address in Canada and/or facsimile number to which notices issued more than ten (10) days thereafter shall be addressed.


REGISTRATION
  15.02 The Tenant covenants and agrees with the Landlord that the Tenant will not register or record this Lease or any part thereof against the title to the Lands or any part thereof except by way of notice which shall be subject to the prior written approval of the Landlord not to be unreasonably withheld or delayed and which shall only describe the parties, the Leased Premises the Term. The Tenant covenants to execute and return to the Landlord such notice, prepared by the Landlord in registrable form setting out the aforesaid details within ten
(10) days' written request therefor.


PLANNING ACT
  15.03 Where applicable, this Lease shall be subject to the condition that it is effective only if the PLANNING ACT (Ontario) is complied with. Pending such compliance, the Term and any extension periods shall be deemed to be for a total period of one (1) day less than the maximum lease term permitted by law without such compliance.


OBLIGATIONS AS COVENANTS
  15.04 Each obligation or agreement of the Landlord or the Tenant expressed in this Lease, even though not expressed as a covenant, is considered to be a covenant for all purposes.


SEVERABILITY
  15.05 Any provision of this Lease that is determined to be illegal or unenforceable at law shall be considered separate and severable from the remaining provisions which shall remain in force and be binding upon the Landlord and the Tenant.


UNAVOIDABLE DELAYS
  15.06 Whenever and to the extent the Landlord is unable to fulfill or shall be delayed or restricted in the fulfillment of any obligation hereunder by reason of being unable to obtain the material, goods, equipment, service, utility or labour required to enable it to fulfil such obligation or by reason of any statute, law, regulation, by-law or order or by reason of any other cause beyond its reasonable control, whether of the same nature as the foregoing or not, the Landlord shall be relieved from the fulfillment of such obligation for so long as such cause continues and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned. There shall be no deduction from the Rent or other monies payable under this Lease by reason of any such failure or cause.


EVIDENCE OF PAYMENTS
  15.07 The Tenant shall produce to the Landlord upon request, satisfactory evidence of due payment by the Tenant of all payments required to be made by the Tenant under this Lease.


OVERHOLDING
  15.08 If the Tenant shall continue to occupy all or part of the Leased Premises after the expiration of the Term with the consent of the Landlord, and without any further written agreement, the Tenant shall be a monthly tenant at one hundred and twenty five percent (125%) of the monthly Basic Rent payable during the last year of this Lease and otherwise on the terms and conditions herein set out except as to length of tenancy.


LIEN
  15.09 As security for the due payment by the Tenant of the Rent reserved hereunder and the performance by the Tenant of all covenants, agreements, provisos and conditions of the Tenant to be performed hereunder, the Tenant hereby grants to the Landlord a first lien and charge on all goods, chattels, trade fixtures, furniture, equipment and inventory of the Tenant situate on, in or about the Leased Premises or elsewhere. Such lien and charge shall constitute a security agreement within the meaning of the PERSONAL PROPERTY SECURITY ACT (Ontario) and on default of the Tenant hereunder the Landlord shall have, in addition to any other rights and remedies it may be entitled to under this Lease or otherwise, all the rights and remedies of a secured party under such Act.

TIME OF ESSENCE
  15.10  Time shall be of the essence of this Lease and every part thereof.


LAW
  15.11 This Lease shall be governed by and construed in accordance with the laws of the Province of Ontario.


CAPTIONS/HEADINGS
  15.12 The captions appearing in the margin of this Lease and in the headings to the Articles of this Lease have been inserted as a matter of convenience of reference only and do not in any way whatsoever define, limit or enlarge the scope or meaning of this Lease or any part thereof.


JOINT AND SEVERAL LIABILITY
  15.13 If the Tenant shall be comprised of more than one (1) party, the liability of each such party under this Lease shall be joint and several.


TENANT PARTNERSHIP
  15.14 If the Tenant shall be a partnership, each person who shall be a member of such partnership or successor thereof shall be and continue to be jointly and severally liable for the performance and observance of all covenants, obligations and agreements of the Tenant under this Lease even if such person ceases to be a member of such partnership or successor thereof.


ENVIRONMENTAL ASSESSMENTS
  15.15 (a) The Landlord or its agent shall have the right to enter upon the Complex (including but not limited to the Leased Premises) and conduct environmental assessment audits from time to time during the Term.

         (b) The Tenant covenants and agrees to execute, forthwith upon demand therefor, at its own cost and expense, the complete remediation/clean-up of any and all contamination of the Complex arising out of the Tenant's use or occupation of the leased premises. The aforesaid covenant in this paragraph (b) shall survive the expiry or other termination of the Term.


ENVIRONMENTAL MATTERS
  15.16 The Landlord shall be responsible, at its own cost, for the removal and clean-up of any Hazardous Substance existing on the Leased Premises prior to the earlier of: (i) the Commencement Date, or (ii) the date the Tenant occupies the Leased Premises. The Tenant shall be responsible, at its own cost, for the removal and clean-up of any Hazardous Substance existing or found on the Leased Premises after the earlier of the Commencement Date or the date the Tenant occupies the Leased Premises.


EASEMENTS
  15.17 The Tenant acknowledges that the Lands are subject to such rights-of-way and other easements as are designated, if any, in Schedule "B" hereto. The Tenant agrees to postpone this Lease, upon demand by the Landlord, to:

         (i) such further easements in favour of adjoining lands for purposes of ingress and egress as may be requested by the Landlord from time to time; and

         (ii) easements regarding utilities as may be required from time to time.


ENTIRE AGREEMENT
  15.18 The Tenant acknowledges that there have been no representations made by the Landlord which are not set out in the Lease. The Tenant further acknowledges that the Lease constitutes the entire agreement between the Landlord and Tenant and may not be modified except as herein explicitly provided or by subsequent agreement in writing duly signed by the Landlord and the Tenant.

EFFECT OF LEASE
  15.19 This Indenture and everything herein contained shall extend to and bind and may be taken advantage of by the respective heirs, executors, administrators, successors and assigns, as the case may be, of each of the parties hereto, subject to the granting of consent by the Landlord as provided herein to any assignment or sublease, and where there is more than one tenant or there is a female party or a corporation, the provisions hereof shall be read with all grammatical changes thereby rendered necessary and all covenants shall be deemed joint and several.


                  IN WITNESS WHEREOF the parties hereto have duly executed this Lease.


LANDLORD:                     ORLANDO CORPORATION


                              Per: /s/ Doug Kilner
                                  ---------------------------------------
                                  Authorized Signing Officer
                                  Name:  DOUG KILNER
                                  Title:  PRESIDENT


                              Per: /s/ William O'rourke
                                  ---------------------------------------
                                   Authorized Signing Officer
                                   Name:   WILLIAM O'ROURKE
                                   Title: VICE PRESIDENT, FINANCE

                              WE HAVE AUTHORITY TO BIND THE CORPORATION.


LANDLORD:                     ORION PROPERTIES LTD. (BY ITS AUTHORIZED
                              PROPERTY MANAGER ORLANDO CORPORATION)


                              Per: /s/ Doug Kilner
                                  ---------------------------------------
                                   Authorized Signing Officer
                                   Name:  DOUG KILNER
                                   Title: Authorized Signing Officer


                              Per: /s/ William O'Rourke
                                  ---------------------------------------
                                   Authorized Signing Officer
                                   Name:   WILLIAM O'ROURKE
                                   Title: AUTHORIZED SIGNING OFFICER

                              WE HAVE AUTHORITY TO BIND THE CORPORATION.


TENANT:                       HMV CANADA INC.


                              Per: /s/ Harvey Berkley
                                  ---------------------------------------
                                   Authorized Signing Officer
                                   Name:  HARVEY BERKLEY
                                   Title: VICE PRESIDENT, FINANCE


                              Per: /s/ Peter Luckhurst
                                 ---------------------------------------
                                  Authorized Signing Officer
                                  Name:   PETER LUCKHURST
                                  Title:   PRESIDENT

                              I/WE HAVE AUTHORITY TO BIND THE CORPORATION.

                                  SCHEDULE "B"

                               DESCRIPTION OF LAND


  ALL AND SINGULAR that certain parcel or tract of land and premises situate, lying and being in the City of Mississauga, in the Regional Municipality of Peel (formerly in the Township of Toronto, County of Peel) and being composed of part of the East half of Lot 7, Concession 3, East of Hurontario Street and being designated as Parts 1, 2, 3 and 4 on Plan of Survey of Record deposited in the Land Registry Office for the Registry Division of Peel (No. 43) as 43R-6672.

                                  SCHEDULE "C"

                                   DEFINITIONS




For the purpose of this Lease:


(a) "ADDITIONAL RENT" means all amounts payable by the Tenant under the provisions of this Lease, whether payable to the Landlord or otherwise, over and above Basic Rent.


(b) "BASIC RENT" means those amounts set out as Basic Rent in Section 2.02 of this Lease.


(c) "BUILDING" means the building erected on the Lands and municipally known as 6291 Ordan Drive in the City of Mississauga, in the Regional Municipality of Peel.


(d)      "BUILDINGS" means all of the buildings erected on the Lands.


(e) "CAPITAL TAX" means the taxes or excises, imposed by any and all taxing authorities having jurisdiction, upon the Landlord and/or the owners of the Building based upon or computed by reference to the capital employed or invested by the Landlord and/or the owners of the Building on the Lands, the Building and improvements thereto.


(f)      "COMPLEX" means the Lands and the Buildings.


(g) "HAZARDOUS SUBSTANCES" means, without limitation, any and all hazardous substances, hazardous waste, toxic waste, dangerous goods, toxic substance, contaminants, pollutants or related materials, including without limitation, heavy oil, pesticides, flammables, explosives, radioactive materials, asbestoses, urea formaldehyde foam insulation, radon gas, PCB, any products of waste, or any other contaminants, pollutants, substances or products declared to be hazardous or toxic under the Applicable Laws. "Applicable Laws" means any statutes, laws, by-laws, regulations, ordinances, and requirements of governmental and other public authorities having jurisdiction over or in respect of the Leased Premises or Building, or any portion thereof, and all amendments thereto at any time and from time to time, and including but not limited to the Environmental Protection Act, R.S.0.1990, c.E.l9, as amended, and the Canadian Environmental Protection Act, R.S.C. 1985.


(h) "LANDLORD'S ARCHITECT" means a qualified architect, engineer or Ontario Land Surveyor from time to time chosen by the Landlord.


(i) "LANDS" means the parcel of land described in Schedule "B" hereto as it may be added to or subtracted from and the boundaries thereof as varied from time to time.


(j) "LEASE" means this Lease and any schedules annexed hereto and any amendments from time to time made to this Lease in accordance with the provisions herein set out.


(k)      "LEASED PREMISES" means the Building.


(1) "LEASEHOLD IMPROVEMENTS" means all fixtures (save for trade fixtures), installations, additions, improvements and alterations made, erected or installed on the Leased Premises by or on behalf of the Tenant.


(m) "OPERATING COSTS" means the aggregate of all costs, expenses or amounts incurred, whether by the Landlord or others on behalf of the Landlord in connection with the complete maintenance, operation, management and repair of the Lands and improvements thereon (save for the Buildings) and components thereof, including without limiting the generality of the foregoing and without duplication: the cost of snow, ice and refuse clearance and removal; gardening, landscaping, repaying, line painting, lighting signs, sanitary control, insurance (including but not limited to liability and property insurance, the amount of the deductible portion of any liability policy in the event of any claim thereunder and the costs of independent adjusters and insurance consultants retained by the Landlord); electricity; any business taxes imposed on the Landlord by reason of its operation of the Lands or any part thereof;

         amounts paid on service contracts; the amount of all salaries, wages and benefits paid to or on behalf of persons engaged in cleaning, supervision, maintenance, operation, management and repair; the cost of consultants retained with intent of saving or reducing costs; the cost of all rental equipment and supplies used by the Landlord for all such operations and maintenance or any other purpose; and a management fee of fifteen percent (15%) of the foregoing amounts incurred.

         In computing Operating Costs there shall be credited as a deduction the amounts of proceeds of insurance actually recovered by the Landlord in respect of the cost of repairs of such damage included in Operating Costs. Operating Costs shall not include interest on Landlord's debt or capital retirement of debt or amounts directly chargeable to capital account, save as otherwise herein provided for.

         Any report of the Landlord's auditor or other public accountant appointed by the Landlord for the purpose shall be conclusive as to the amount of Operating Costs for any period to which such report relates.


(n) "PROPORTIONATE SHARE" means that fraction having as its numerator the area of the Building and having as its denominator the Rentable Area of the Buildings.


(o)      "RENT" means Basic Rent and Additional Rent.


(p) "RENTABLE AREA OF THE BUILDINGS" means the area of the Buildings measured in accordance with the SIOR standard of measurement for industrial buildings.


(q)      "SIOR" means the Society of Industrial and Office Realtors (Canada).


(r) "TAXES" means all taxes, rates, duties, levies and assessments whatsoever (imposed by any and all taxing authorities having jurisdiction) levied, charged or assessed upon the Complex or upon any part or parts thereof and all improvements now or hereafter erected or placed on the Lands, or charged against the Landlord on account thereof, including but not limited to local improvement charges (but excluding profit and excess profit taxes and taxes assessed upon the income of the Landlord). In addition to the foregoing, Taxes shall include any and all taxes, charges, levies or assessments which may in the future be levied, charged or assessed in lieu thereof or in addition thereto. Taxes shall also include all costs and expenses incurred by the Landlord in obtaining or attempting to obtain a reduction or prevent an increase in the amount thereof and the cost of all consultants, solicitors and accountants retained by the Landlord with respect thereto. Taxes shall also include a management fee of up to fifteen percent (15%) per annum of the foregoing amounts incurred for the Landlord's services in administering, determining and appealing the Taxes, as may be applicable.


(s) "TERM" means that period of time set out in Section 1.03 of this Lease (and any and all extensions or renewals thereof, as may be applicable).


(t)      "TRANSFER" has the meaning ascribed thereto in paragraph (a) of Section
         7.01 of this Lease.


(u)      "TRANSFEREE" has the meaning ascribed thereto in paragraph (a) of
         Section 7.01 of this Lease.


(v) "YEAR" means each calendar year, the whole or part of which is included within the Term.

                                  SCHEDULE "D"

                                 LANDLORD'S WORK


The Landlord shall, at its own cost in a good and workmanlike manner, complete the following work prior to the Commencement Date unless otherwise noted below:

(a) Paint the existing walls of the warehouse portion of the Leased Premises. Colours to be chosen by the Tenant from the Landlord's standard samples.


(b) Ensure all shipping/receiving doors of the warehouse portion of the Leased Premises are in good working order as at the date the Tenant takes occupancy of the Leased Premises including dock levellers.


(c) Ensure that all base building mechanical and electrical equipment serving the Leased Premises are in good working order as at the date the Tenant takes occupancy of the Leased Premises.


(d) Approximately 28,700 square feet of the warehouse floor of the Leased Premises to be sealed with penetrating sealer. The existing painted floor remains as is.


(e) Provide the Leased Premises in a clean and tidy condition as at the date the Tenant takes occupancy of the Leased Premises.


(f) Repair any existing damage as determined by the Landlord, acting reasonably.

                              CONSENT TO ASSIGNMENT


              THIS AGREEMENT made as of the 5th day of April, 2002.


B E T W E E N:


                           ORION PROPERTIES LTD., AND
                               ORLANDO CORPORATION
                (hereinafter collectively called the "Landlord")

                                                             OF THE FIRST PART

                                     - and -



                       THE CHILDREN'S PLACE (CANADA), LP,
                       (hereinafter called the "Assignee")

                                                            OF THE SECOND PART

                                     - and -



                                 HMV CANADA INC.
                       (hereinafter called the "Assignor")

                                                             OF THE THIRD PART


         WHEREAS:

         (a) the Landlord and the Assignor as tenant entered into a lease dated as of the 21st day of August, 2000 (the "Lease") of certain premises municipally known as 6291 Ordan Drive, Mississauga, Ontario and being more particularly described therein ("Leased Premises"); and

         (b) the Assignor is assigning the Lease to the Assignee pursuant to an assignment dated April 10, 2002 (the "Assignment") which provides for a transfer of possession and Commencement Date of May 15, 2002 ("Effective Date") as more particularly defined in the Assignment and has requested the consent of the Landlord to such Assignment.

                  NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the Landlord's consent herein contained and other good and valuable consideration, the parties agree as follows:

1. The Landlord hereby consents to the assignment of the Lease by the Assignor to the Assignee subject to the payment of the rent reserved by and the performance and observance of the covenants, conditions and agreements in the Lease and subject to the Assignee using the Leased Premises only for the purposes permitted in the Lease. This consent is given upon the basis that the Landlord does not acknowledge or approve of any of the terms of the said assignment between the Assignee and the Assignor except for the said assignment itself.

2. This consent shall in no way affect or release the Assignor from its liabilities and responsibilities under the Lease notwithstanding the assignment and is given without prejudice to the Landlord's rights under the Lease.

3. This consent shall not be deemed to authorize any further assignments or subletting or parting with or sharing possession of all or part of the Leased Premises, which may only be done in full compliance with the Lease.

4. In consideration of the Landlord consenting to the Assignment, the Assignee hereby covenants and agrees with the Landlord to observe, comply with and perform all terms, conditions and covenants in the Lease and to pay all sums of any kind whatsoever and perform all obligations of any kind whatsoever as and when the same are due to be paid or performed by the tenant pursuant to the terms of the Lease during all of the term of the Lease and any renewals or extensions thereof. The Assignee acknowledges that it has received a copy of the Lease and is familiar with all terms, covenants, agreements and obligations set out therein.

5. The Assignee covenants and agrees with the Landlord that prior to taking possession of the Leased Premises it shall obtain all necessary occupancy approvals from the local fire department and building department and will provide copies thereof to the Landlord.

6. All elections and notices hereunder shall be in writing and delivered in the manner prescribed by the Lease to the following addresses:

         If to the Landlord, to:
                  ORLANDO CORPORATION
                  6205 Airport Road
                  Suite 500
                  Mississauga, Ontario
                  L4V 1E3

                  Attention:  President

         And to:
                  ORION PROPERTIES LTD.
                  10250 101 Street
                  AT & T Tower, Suite 920
                  Edmonton, Alberta
                  T5J 3P4

                  Attention:  President

         If to the Assignor, to:
                  HMV CANADA INC.
                  5401 Eglinton Avenue West
                  Suite 110
                  Etobicoke, Ontario
                  M9C 5K6

                  Attention:  Real Estate Department

         If to the Assignee, to:
                  THE CHILDREN'S PLACE (CANADA), LP
                  c/o THE CHILDREN'S PLACE RETAIL STORES, INC.
                  915 Secaucus Road
                  Secaucus, New Jersey 07094
                  USA

         With a copy to:
                  THE CHILDREN'S PLACE (CANADA), LP
                  THE CHILDREN'S PLACE RETAIL STORES, INC.
                  915 Secaucus Road
                  Secaucus, New Jersey 07094
                  USA

                  Attention:  Senior Vice President of Real Estate

7. The Assignor hereby acknowledges and agrees with the Landlord that it shall continue to remain liable on all the terms and covenants in the Lease on the part of the tenant to be observed and performed during the initial term (specifically excluding) any renewal or extension thereof, and only to the extent the Lease remains unamended or, if a monetary obligation under the Lease is increased by way of an amending agreement, to the extent such increased obligation is consented to by the Assignor.

8. The Assignor shall be liable for and shall indemnify the Landlord against all legal costs incurred by the Landlord with respect to the assignment referred to herein and the Landlord's consent with respect thereto.

9. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.


         IN WITNESS WHEREOF the parties hereto have executed this Agreement.


ORLANDO CORPORATION                        ORION PROPERTIES LTD. (By its
                                           Authorized Property Manager
                                           Orlando Corporation


Per:     /s/  DOUG KILNER                   Per:  /s/  DOUG KILNER
         -----------------------------            ----------------------
         Authorized signing officer                Authorized signing officer
Name:    Doug Kilner                        Name:  Doug Kilner
Title:   President                          Title: Authorized Signing Officer


Per:     /s/  WILLIAM O'ROURKE              Per:   /s/  WILLIAM O'ROURKE
         -----------------------------           ------------------------
         Authorized signing officer                Authorized signing officer
Name:    William O'Rourke                   Name:  William O'Rourke
Title:   Senior Vice President, Finance     Title: Authorized Signing Officer


We Have Authority to Bind the               We Have Authority to Bind the
Corporation                                 Corporation



THE CHILDREN'S PLACE (CANADA) LP            HMV CANADA INC.
By its general partner,
TCP Investment Canada II Corp.


Per:     /s/  MARIO CIAMPI                  Per:  /s/  HARVEY BERKLEY
         ------------------------------           -----------------------------
         Authorized signing officer                Authorized signing officer
Name:    Mario Ciampi                       Name:  Harvey Berkley
Title:   Vice President                     Title: Vice President, Finance


Per:     /s/  STEVEN BALASIANO              Per:   /s/  ANDREW POLLOCK
         ------------------------------            ----------------------------
         Authorized signing officer                Authorized signing officer
Name:    Steven Balasiano                   Name:  Andrew Pollock
Title:   Secretary                          Title: Vice President, Marketing

I/We Have Authority to Bind the              I/We Have Authority to Bind the
Corporation                                  Corporation

                               ASSIGNMENT OF LEASE



                                   A M O N G:



                                HMV CANADA INC.,

                                     - and -

                       THE CHILDREN'S PLACE (CANADA), LP,





                                LEASED PREMISES:

                                6291 Ordan Drive
                              Mississauga, Ontario
                                     L5T 1G9

                              ASSIGNMENT AGREEMENT

               THIS AGREEMENT made as of and effective from the 10th day of April, 2002.

A M O N G:

                             HMV CANADA INC.,

                             (the "Assignor")

                                                         OF THE FIRST PART;

                             - and -

                             THE CHILDREN'S PLACE (CANADA), LP,

                             (the "Assignee")

                                                         OF THE SECOND PART.





               WHEREAS:

         A. By a lease dated the 21st day of August, 2000 (the "Lease"), Orion Properties Ltd., and Orlando Corporation (collectively the "Landlord") leased to the Assignor, as Tenant, that certain building (the "Leased Premises"), erected on the lands and municipality known as 6291 Ordan Drive, in the City of Mississagua, in the Regional Municipality of Peel, in the Province of Ontario, and shown outlined in Schedules "A" and "A-1" attached to the Lease, for and during a term (the "Term") of five (5) years, commencing on the 1st day of October, 2000, and expiring on the 30th day of September, 2005;

         B. The Lease contains a covenant on the part of the Tenant not to assign the Lease or sublet the Leased Premises without the Landlord's consent which shall not be unreasonably withheld;

         C. The Assignor has agreed to assign the Lease to the Assignee subject to obtaining the Landlord's consent to such assignment;

         D. The Assignor has applied to the Landlord for the Landlord's consent to assign the Lease to the Assignee, subject to and upon the terms and conditions herein set out; and

         E. This Assignment shall become effective, in accordance with its terms, upon delivery of the consent of the Landlord (the "Effective Date").

         1. CONSIDERATION - The consideration for this Agreement is the mutual covenants and agreements between the parties to this Agreement and the sum of One Dollar ($1.00) that has been paid by each of the parties to each of the others, the receipt and sufficiency of which is acknowledged.

         2. RECITALS - The parties hereby agree that the foregoing recitals are true in substance and in fact.

         3. ASSIGNMENT - The Assignor hereby transfers, sets over and assigns unto the Assignee, as of and from the Commencement Date (defined in Section 4(i) below), the Leased Premises, and all privileges and appurtenances thereto belonging, together with the unexpired residue of the Term, and the Lease and all benefits and advantages to be derived therefrom.


         TO HAVE AND TO HOLD the same unto the Assignee.

         For the purpose of this Agreement, "Rent" has the same meaning as ascribed to it in the Lease and includes Basic Rent and Additional Rent.


         4. ASSIGNOR'S - The Assignor covenants and agrees with the Assignee that:

               (a) The Lease is a good, valid and subsisting Lease and that (i) the Rent thereby reserved has been duly paid up to the Effective Date, (ii) as of the Effective Date, there are no Events of Default and the covenants and conditions therein contained on the part of

               Landlord and Assignor have been duly observed and performed and, to the knowledge of the Assignor, the covenants and conditions therein contained on the part of the Landlord have been duly observed and performed, and (iii) the Basic Rent shall not be increased as a result of any of the transactions consented to by the Landlord pursuant to this Agreement.

               (b) The Assignor has good right, full power and absolute authority to assign the Leased Premises and the Lease in the manner aforesaid, according to the true intent and meaning of this Agreement.

               (c) Subject to the consent of the Landlord, the payment of Rent to Landlord and to the observance and performance of the terms, covenants and conditions contained in the Lease on the part of the Tenant therein to be observed and performed, the Assignee may enter into and upon and hold and enjoy the Leased Premises for the residue of the Term granted by the Lease (and any renewals) for its own use and benefit without any interruption by the Assignor, or by any person whomsoever or entity whatsoever claiming through or under the Assignor.

               (d) The Assignor will, from time to time hereafter, at the request of and cost to the Assignee, promptly execute such further assurances with respect to this Agreement, the Lease and the Leased Premises as the Assignee reasonably requires.

               (e) Any brokerage fees or commissions with respect to this assignment shall be borne exclusively by the Assignor and the Assignor shall indemnify and hold harmless the Assignee from any and all claims with respect thereto.

               (f) The Assignor shall indemnify and hold harmless the Assignee from all actions, suits, costs, losses, charges, demands and expenses for and in respect of: (i) any non-payment of Rent; and
               (ii) any non-observance or non-performance of any covenants and conditions to be observed and performed by the Assignor pursuant to the Lease up to the Effective Date.

               (g) The Assignor shall deliver vacant possession of the Leased Premises to the Assignee in a neat, clean and tidy condition and in the state of repair required pursuant to the Assignor's obligations, as Tenant, under the Lease. The Assignee shall be deemed to have accepted the condition and state of repair of the Leased Premises unless it shall have notified the Assignor of any deficiencies in writing within ten (10) business days of taking possession.

               (h) The Assignor warrants that, as of the Effective Date, there are no registered mortgages, charges, deeds of trust or other registered liens granted or incurred by Assignor on the Leased Premises.

               (i) Delivery of the Leased Premises by Assignor to the Assignee shall occur on May 15, 2002 or such later date as the Assignor may deliver the Leased Premises (the "Commencement Date"). In no event, shall delivery of the Leased Premises by Assignor occur after May 24, 2002. Subject to the adjustment in this subparagraph and in subparagraph (k) below, the payment of Basic Rent by the Assignee shall commence on July 1, 2002 (the "Rent Commencement Date"). The Payment of Additional Rent by the Assignee shall commence on August 1, 2002. The dates for the payment of Basic and Additional Rent are different so as to give the Assignor credit for the Deposit that the Assignor has paid to the Landlord pursuant to Section 2.05(b) of the Lease. If Assignor should fail to deliver the Leased Premises on May 15, 2002, then the Rent Commencement Date and the date that the Additional Rent becomes payable shall be extended one (1) day for each day of delay caused by Assignor.

               (j) Assignor shall leave on the Leased Premises the existing metal racks used for storing product and existing telephone switch(es) for use by Assignee in an "as is" condition as of the Effective Date. The Assignor shall be permitted to remove any of its trade fixtures not specifically required herein to remain under the terms hereof, prior to the possession date.

               (k) except as specifically provided otherwise, the Assignee and the Assignor shall adjust all items on account of Rent, taxes and any subsequent adjustments by the Landlord provided for under the Lease as of the date immediately preceding the date on which Additional Rent becomes due. The Assignee shall pay for utilities consumed on the Leased Premises from and after the Commencement Date.

               (l) The Assignor hereby assigns the Deposit under Section 2.05(b) of the Lease to the Assignee.



         5.       ASSIGNEE'S COVENANTS -

         (a) The Assignee covenants with the Assignor that: (i) It will at all times during the balance of the Term of the Lease pay the Rent and observe and perform the terms, covenants and conditions contained in the Lease respectively reserved and contained on the part of the Tenant therein to be observed and performed, including, without limitation, the provisions of the Lease relating to the permitted use of the Leased Premises; (ii) It will indemnify and save harmless the Assignor from all actions, suits, costs, losses, charges, demands and expenses for and in respect of any such non-payment, non-observance or non-performance; and (iii) It has not retained or used any agent or broker in connection with this assignment herein of the Leased premises such that there are no commissions or fees owing to any person with respect to this Agreement or the assignment.

         (b) The Assignee hereby covenants and agrees with the Landlord that:
(i) It will at all times during the balance of the Term of the Lease pay the Rent reserved by the Lease and all other payments covenanted to be paid by the Tenant therein and at the times and in the manner provided for in the Lease, and will observe and perform all of the terms, covenants and conditions contained in the Lease on the part of the Tenant therein to be observed and performed as and when the same are required to be observed and performed as provided by the Lease, including, without limitation, the provisions of the Lease relating to the permitted use of the Leased Premises; and (ii) It will indemnify and save harmless the Landlord from all actions, suits, costs, losses, charges, demands and expenses for and in respect of any such non-payment, non-observance or non-performance in accordance with Section 9.06 of the Lease.

         The Assignee acknowledges that it has received a copy of the executed Lease and is familiar with the terms, covenants and conditions contained therein.

         6. CONFIRMATION - The parties in all other respects hereby confirm that the Lease is in full force and effect, unchanged and unmodified except in accordance with this Agreement. It is understood and agreed that all terms and expressions when used in this Agreement have the same meaning as they have in the Lease.

         7. LANDLORD'S CONSENT - This assignment is conditional upon obtaining the Landlord's consent which, when obtained shall be attached hereto. The Assignee shall not be entitled to enter into and take possession of the Leased Premises until it shall deliver to the Landlord (with a copy to the Assignor) a certificate of insurance which the Tenant is required to take out pursuant to the Lease, and if specifically requested by the Landlord in writing in advance.

         8. NOTICES - All Notices required by the terms of the Lease or this Agreement shall be delivered, in accordance with the terms of the Lease,

         (a) to the Assignor at:

                           HMV CANADA INC.
                           Attention:  Real Estate Department
                           5401 Eglinton Avenue West
                           Suite 110
                           Toronto, Ontario, Canada, M9C 5K6


         (b) to the Assignee at:

                           THE CHILDREN'S PLACE (CANADA), LP
                           c/o THE CHILDREN'S PLACE RETAIL STORES, INC.
                           915 Secaucus Road
                           Secaucus, New Jersey 07094 USA
                           Attention:  Senior Vice President of Real Estate

                  With a copy to:

                           THE CHILDREN'S PLACE (CANADA), LP
                           c/o THE CHILDREN'S PLACE RETAIL STORES, INC
                           915 Secaucus Road
                           Secaucus, New Jersey 07094 USA
                           Attention: General Counsel's office.

         9. ASSIGNMENT - Assignee may assign its rights and obligations under this Agreement to a wholly owned affiliate on five (5) days written notice to the Assignor. Such assignment shall not relieve The Children's Place (Canada), LP from its obligations to comply with its obligations as Tenant under the Lease as assigned herein.

         10. BINDING EFFECT - This Agreement shall enure to the benefit of and be binding upon the Assignor, and the Assignee, and each of their heirs, executors, administrators, successors and assigns, respectively.

               IN WITNESS WHEREOF the parties hereto have duly executed this Agreement by affixing their respective corporate seals under the hands of their proper signing officers duly authorized in that behalf or by setting their respective hands and seals in their personal capacity, as the case may be.

SIGNED, SEALED and DELIVERED       )    HMV CANADA INC.
     in the presence of            )                             (Assignor)
                                   )
                                   )    Per:  /s/  HARVEY BERKLEY
                                   )          ----------------------------------
                                   )          Harvey Berkley


                                   )
                                   )    Per:  /s/  ANDREW POLLOCK
                                   )          ----------------------------------
                                   )          Andrew Pollock


                                   )    THE CHILDREN'S PLACE (CANADA), LP
                                   )    by its general partner, TCP Investment
                                   )    Canada II Corp.               (Assignee)
                                   )
                                   )    Per:  /s/  MARIO CIAMPI
                                   )          ---------------------------------
                                   )          Mario Ciampi


                                   )    Per:  /s/  STEVEN BALASIANO
                                   )          ----------------------------------
                                   )          Steven Balasiano